                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-74896, No. 33-38737 and No. 33-73044) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-71030) and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 33-65229) of Bell Industries, Inc. of our report dated March 3, 1999 appearing on page 11 of this Form 10-K.






PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 29, 1999